EXHIBIT 10.26

GUARANTY

This GUARANTY (“Guaranty”) is made as of December 1, 2004 by State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts (“State Street”), in favor of the American Bar Retirement Association, an Illinois not-for-profit corporation (“ABRA”), the American Bar Association Members/State Street Collective Trust (the “Trust”) and those persons who from time to time have any interest, whether direct or in direct, in the Trust (the “Participants”).

WHEREAS, pursuant to the Administrative and Investment Services Agreement between State Street and ABRA (as Amended and Restated), dated November 18, 2002 (the “AISA Agreement”), State Street serves as trustee of the Trust pursuant to the Declaration of Trust of the Trust, dated December 5, 1991 (as amended from time to time, the “Declaration of Trust”);

WHEREAS, State Street desires to substitute State Street Bank and Trust Company of New Hampshire, a New Hampshire trust company and wholly-owned subsidiary of State Street (“State Street Trust Company”), for State Street as trustee of the Trust;

WHEREAS, State Street desires to amend the AISA Agreement and the Declaration Trust to reflect such substitution of trustees;

WHEREAS, State Street will receive substantial benefits as a result of such substitution of trustees and amendments;

WHEREAS, pursuant to the AISA Agreement, ABRA’s consent is necessary to make such amendments to the AISA Agreement and the Declaration of Trust;

WHEREAS, as an inducement to ABRA to consent to and approve such substitution of trustees and amendments, ABRA has required that State Street guaranty the Obligations (as defined below) of State Street Trust Company, as trustee of the Trust; and

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, State Street hereby agrees as follows:

1.	Guaranty.

(a) State Street hereby unconditionally and irrevocably guarantees to ABRA, the Trust and the Participants, and each of them respectively, the prompt and full payment and performance by State Street Trust Company of its Obligations (as defined below) to ABRA, the Trust or any Participant under the Declaration of Trust and the

AISA, and agrees to pay, either upon demand by ABRA, the Trust and the Participants, and each of them, respectively, or as otherwise may be required by a court of competent jurisdiction, any and all amounts that may be payable by State Street Trust Company under the Declaration of Trust, the AISA Agreement or applicable law, including without limitation, the Employee Retirement Income Security Act of 1974, as amended (the “Obligations”). State Street also guarantees to ABRA, the Trust and the Participants, and each of them respectively, the payment of any and all expenses reasonably incurred by ABRA, the Trust and the Participants, and each of them, respectively, (including reasonable attorneys’ fees and disbursements) in connection with the enforcement of this Guaranty.

(b) This Guaranty is a continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that ABRA, the Trust or any Participant first attempt to collect any of the Obligations from State Street Trust Company or from any other party now or hereafter primarily or secondarily liable for the Obligations. Furthermore, the liability of State Street shall be absolute and unconditional, irrespective of (i) the validity or enforceability of the Obligations, (ii) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any modification or amendment or supplement to, the AISA Agreement, the Declaration of Trust or other related instrument or document; (iii) any change in the existence, structure or ownership of the Trust, State Street or State Street Trust Company, or any insolvency, bankruptcy, reorganization or similar proceeding affecting State Street Trust Company; (v) the existence of any claim, setoff or other rights that State Street may have at any time against State Street Trust Company, ABRA or any Participant, whether in connection with this Guaranty or otherwise; or (vi) any other act or omission to act or delay of any kind by State Street Trust Company, ABRA, the Trust, or any Participant or any other person, firm or corporation or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any of the State Street’s liabilities or obligations hereunder. Each of ABRA, the Trust or any Participant shall be entitled to enforce its rights hereunder without regard to any action taken or not taken by any other such party. Satisfaction of any Obligation owed hereunder to ABRA, the Trust or any Participant, as the case may be, shall not satisfy or have any other effect on any Obligation to any other such party.

(c) Notice of acceptance of this Guaranty is hereby waived. State Street waives demand, presentment, protest and notice of any kind; and agrees that (1) any renewal, extension or postponement of the time of payment of the Obligations or any other indulgence and (2) any modification, supplement or alteration of any of the Obligations, may be effected without notice to and without releasing State Street.

(d) State Street hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against State Street Trust Company arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations of State Street unless and until the Obligations are indefeasibly paid in full.

2. Effect of Bankruptcy. If any payment received by ABRA from State Street Trust Company with respect to the Obligations is subsequently recovered from, or repaid by ABRA, the Trust or any Participant, as the case may be, as a result of any bankruptcy, reorganization, receivership, dissolution, liquidation, or other insolvency proceeding, this Guaranty shall continue to be effective as though such payment had not been made. This provision shall survive any termination of this Guaranty.

3. Waiver of Arbitration and Jury Trial. State Street hereby waives any right it might otherwise have to demand that any claim, dispute or controversy arising hereunder be submitted to arbitration pursuant to Section 16.10 of the AISA Agreement or a trial by jury in any action brought by ABRA or any Participant to enforce its rights under this Guaranty.

4. No Abrogation. Nothing in this Guaranty shall be interpreted as abrogating, limiting or interfering with any rights of ABRA (and its members, directors, officers and employees) under the AISA Agreement.

5. Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET. SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. STATE STREET HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND STATE STREET HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ABRA, THE TRUST OR ANY PARTICIPANT TO BRING PROCEEDINGS AGAINST STATE STREET IN THE COURTS OF ANY OTHER JURISDICTION.

EXECUTED as of the date first set forth above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James S. Phalen
Name:	James S. Phalen
Title:	Executive Vice President

3